UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 18, 2006

(Date of earliest event reported)

HARBOR GLOBAL COMPANY LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-30889	52-2256071
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Fanueil Hall Marketplace, Boston, MA 02109

(Address of principal executive offices, including zip code)

(617) 878-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amalgamation Agreement

On August 18, 2006, Harbor Global Company Ltd. (the “Company”) entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Isvias Trading Limited, a company incorporated under the laws of the Republic of Cyprus (“Buyer”), and Namredips Ltd., a Bermuda company and a wholly owned subsidiary of Buyer (“Newco”), pursuant to which the Company will amalgamate with Newco (the “Amalgamation”), and as a result of the amalgamation, the Company and Newco will continue as one company incorporated under the laws of Bermuda as a wholly owned subsidiary of Buyer (the “Amalgamated Company”). The total consideration payable for the acquisition of the Company by Buyer is $71 million pursuant to the Amalgamation Agreement.

Pursuant to the terms of the Amalgamation Agreement and subject to the terms and conditions thereof, at the effective time of the Amalgamation, the issued and outstanding common shares (“Company Common Shares”), par value $0.0025 per share, of the Company (other than Company Common Shares registered in the name of Buyer, Newco or any direct or indirect subsidiary of the Company, Buyer or Newco and for shares with respect to which the owners thereof have exercised their dissenters’ rights and for so long as those shares continue to remain dissenting shares) will be cancelled and extinguished and converted into the right to receive $11.5663 in cash, without interest (“Amalgamation Consideration”), which amount is net of the portion of the total consideration payable to Calypso Management LLC (“Calypso”) pursuant to the pre-existing management agreement between the Company and Calypso, as further discussed below. The Amalgamation Agreement has been approved by the Company’s board of directors. The Amalgamation Agreement provides for a two-step closing structure. The first closing (the “Initial Closing”) is subject to (i) approval by the Company’s shareholders, (ii) receipt of Russian antimonopoly regulatory approvals, (iii) the execution and delivery of the Calypso Amendment (defined below) and (iv) other customary closing conditions.

Following the Initial Closing, shares of certain of the Company’s majority-owned indirect Russian subsidiaries (Closed Joint-Stock Company “PIOGLOBAL Real Estate Investment Fund” and Closed Joint-Stock Company “PIOGLOBAL Asset Management”) indirectly owned by the Company (the “Pledged Shares”) would be transferred to and held in a custodian account with ING Bank (Eurasia) ZAO (the “Custodian”) and pledged for the benefit of Newco. As a condition to effecting that pledge, Buyer would deposit with an escrow agent (Citibank, N.A.) cash in an amount sufficient to fund (the “Escrow Fund”) the Amalgamation Consideration and the Calypso Payment (defined below). Upon receipt of evidence from the Custodian that the Pledged Shares have been blocked in pledge for Newco’s benefit, the closing of the Amalgamation (the “Closing”) would occur, subject to the applicable conditions to the Closing having been satisfied or waived. The purpose of the pledge is to enable Buyer to confirm prior to the Closing that the Pledged Shares continue to be owned by the applicable Company subsidiaries as of the Closing. The Closing is subject to (i) the Initial Closing having occurred, (ii) the completion in all material respects of certain actions in connection with the pledge and escrow actions referred to above, including effecting the blocking in pledge with the Custodian of the Pledged Shares and depositing the Escrow Fund with the escrow agent, (iii) the Pledged Shares being blocked in pledge with the Custodian as of Closing and (iv) other customary conditions, which are more limited in scope than the other customary conditions applicable to the Initial Closing. The pledge of the Pledged Shares would terminate and the Pledged Shares would be unblocked and released from pledge with the Custodian upon the occurrence of certain events, and in any event, by 5 p.m. City of Moscow, Russia time, on the fifth business day following the date of the Company shareholders meeting to be held for purposes of the Company’s shareholders’ consideration and vote on the approval of the Amalgamation, the Amalgamation Agreement and the transactions contemplated thereby, subject to a possible three business day extension as provided in the Amalgamation Agreement. The Company expects the transaction to close in the fourth quarter of 2006.

The parties have made customary representations, warranties and covenants in the Amalgamation Agreement, including, among others, the Company covenanting (i) subject to certain exceptions, to conduct its business in the ordinary course and not to engage in certain kinds of transactions between the date of the Amalgamation Agreement and the effective time of the Amalgamation, (ii) subject to certain exceptions, not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, alternative transactions and (iii) subject to certain exceptions, that its board of directors will recommend approval and adoption of the Amalgamation Agreement, the Bermuda Agreement (defined below) and the Amalgamation by the Company’s shareholders.

The Amalgamation Agreement contains certain termination rights for both Buyer and the Company, and further provides that, upon termination of the Amalgamation Agreement under specified circumstances, the Company may be required to pay Buyer a termination fee of $2,000,000.

Pursuant to the Amended and Restated Administration and Liquidation Agreement, effective as of July 10, 2003, by and between Calypso and the Company, as previously amended (the “Amended and Restated Administration and Liquidation Agreement”), if an individual, entity or group acquires at least 80% of the Company’s outstanding common shares or the Company is a party to a merger, amalgamation, reorganization or similar business combination that is consummated and the shareholders of the Company immediately prior to such transaction cease to own 50% or more of the outstanding common shares and voting power of the capital stock entitled to vote generally in the election of directors of the resulting entity (a “Deemed Sale”), Calypso is entitled to receive a portion of the consideration, in accordance with the compensation schedule provided in the Amended and Restated Administration and Liquidation Agreement (an “Allocation”), as would be received by all shareholders of the Company if all of the outstanding common shares were sold at the valuation of the Company based on the per share consideration received by each shareholder who sold, exchanged or otherwise disposed of shares in the transaction. If effected, the Amalgamation would constitute a Deemed Sale, and accordingly, Calypso would be entitled to receive an Allocation. In accordance with the Amended and Restated Administration and Liquidation Agreement, the amount of the Allocation in connection with the Amalgamation will be $5,380,783 in cash (the “Calypso Payment”). The amount of the Amalgamation Consideration reflected above ($11.5663 per Company Common Share) is net of the Calypso Payment. In connection with the Amalgamation, and as provided by the Amalgamation Agreement, the Amended and Restated Administration and Liquidation Agreement would be amended (the “Calypso Amendment”) to expressly reflect the amount of the Calypso Payment that would be payable to Calypso if the Amalgamation is effected, to provide certain procedures with respect to the payment of the Calypso Payment and to address certain other matters.

As part of the transition of the Company to ownership by Buyer and pursuant to the Amalgamation Agreement, Buyer will incur certain obligations, including obligations to shareholders of the Company beyond the obligation to pay the Company shareholders consideration pursuant to the Amalgamation. Calypso agreed to perform services to assist Buyer with discharging certain of these obligations of Buyer. Pursuant to this agreement, the Amalgamation Agreement provides that, at the Closing, Buyer would pay Calypso $1,992,000 for Calypso to fund post-closing obligations of Buyer, Amalgamated Company and their affiliates, including preparing and distributing Schedule K-1s for the applicable Company shareholders, purchasing a tail insurance policy, paying pro rata accrued employee bonuses, normal post-Closing employee compensation of Calypso employees in connection with Calypso’s performance of these services, including salaries and employee benefits, and rent and other operational costs.

Pursuant to the Calypso Amendment, Calypso would be obligated to pay, or to cause to be paid, out of those funds amounts for those post-closing obligations in the ordinary course of business.

The foregoing description of the Amalgamation Agreement does not purport to be complete and is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Company is a Bermuda limited duration company. Currently, liquidation of the Company’s assets must be completed upon the earlier of October 24, 2006 or the distribution by the Company of all its assets to its shareholders, unless extended.

Bermuda Agreement

In connection with the execution of the Amalgamation Agreement, on August 18, 2006, the Company and Newco entered into a separate Amalgamation Agreement, dated as of the same date (the “Bermuda Agreement”), pursuant to which, and upon the terms and conditions of the Amalgamation Agreement and the Bermuda Agreement, and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Bermuda Act”), at the effective time of the Amalgamation, Newco and the Company will amalgamate pursuant to the Bermuda Act. The Bermuda Agreement will terminate automatically upon termination of the Amalgamation Agreement.

The foregoing description of the Bermuda Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Guarantee Agreement

In connection with entering into the Amalgamation Agreement, on August 18, 2006, the Company and CIT Finance Investment bank, a company incorporated under the laws of the Russian Federation (“Guarantor”), entered into the Guarantee Agreement, dated as of the same date (the “Guarantee”). Guarantor is the indirect parent company of Buyer. Pursuant to the Guarantee, Guarantor guarantees, subject to certain conditions and exceptions, for the benefit of the Company, Calypso, the officers, directors, employees, managers and members of the Company, any of the Company’s Subsidiaries and Calypso, and such parties’ successors and assigns, the performance of all obligations of Buyer, Newco, the Amalgamated Company and their successors and assigns in connection with the Amalgamation Agreement, the Bermuda Agreement and all agreements and transactions contemplated by the Amalgamation Agreement and the Bermuda Agreement.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Agreement to Extend Term of Amended and Restated Administration and Liquidation Agreement

On August 18, 2006, the Company and Calypso entered into a letter agreement dated the same date (the “Letter Agreement”). Pursuant to the Letter Agreement, if the board of directors of the Company, pursuant to the Company’s memorandum of association, extends (the “Extension”) the date by which the assets of the Company must be liquidated (such extended date, the “Extension Date”) beyond the current date for completing such liquidation of October 24, 2006, the term of the Amended and Restated Administration and Liquidation Agreement shall be automatically extended until the earliest of (i) the Extension Date, (ii) the date the Company is liquidated or (iii) the date of termination of the Amended and Restated Administration and Liquidation Agreement pursuant to Section 1 of the Calypso Amendment, subject to the Company and Calypso entering into such Calypso Amendment (such earliest date, the “Termination Date”). In addition, pursuant to the Letter Agreement, if the board of directors of the Company effects the Extension, the parties agreed to extend the term of the employment agreement between Stephen G. Kasnet, the Company’s President and Chief Executive Officer, and Calypso, until the Termination Date.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Amalgamation and required shareholder approval, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement. The proxy statement will be mailed to the shareholders of the Company. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AMALGAMATION AND THE COMPANY. Investors and shareholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge upon written request by an investor to Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109, Attention: Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, or by calling the Company at (617) 878-1600.

Participants in Solicitation

The Company and its executive officers and directors and Calypso and its members, officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Amalgamation. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Company’s executive officers and directors and Calypso and Calypso’s members, officers and directors by reading the preliminary and definitive proxy statements regarding the Amalgamation, which will be filed with the SEC. Those documents will be available free of charge once available, at the SEC’s web site at www.sec.gov. In addition, these documents that are filed by the Company with the SEC may be obtained free of charge upon written request by any shareholder of the Company to Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109, Attention: Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, or by calling the Company at (617) 878-1600.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed Amalgamation and related transactions, the expected timetable for completing the Amalgamation and related transactions and any other statements regarding the Company’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of the United States federal securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the Amalgamation and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC and the Company’s other filings with the SEC. These reports are available at www.sec.gov. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report, except as may be required by the federal securities laws.

Item 1.02 Termination of a Material Definitive Agreement

In light of the proposed Amalgamation, on August 18, 2006, the board of directors of the Company terminated the Amended and Restated Harbor Global Company Ltd. Non-Employee Director Share Plan (the “Non-Employee Director Share Plan”) effective immediately. Pursuant to that Non-Employee Director Share Plan, each director of the Company who is not an employee of the Company, was entitled to receive 1,500 Company Common Shares on each anniversary of October 24, 2000 in consideration of the non-employee director’s future services as a director of the Company.

Item 8.01 Other Events

The Company issued a press release on August 18, 2006 announcing that it had entered into the Amalgamation Agreement. The full text of that press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Amalgamation, dated as of August 18, 2006, by and among Harbor Global Company Ltd., Isvias Trading Limited and Namredips Ltd.*

2.2	Amalgamation Agreement, dated as of August 18, 2006, between Harbor Global Company Ltd. and Namredips Ltd.

10.1	Guarantee Agreement, dated as of August 18, 2006, by and between Harbor Global Company Ltd. and CIT Finance Investment bank

10.2	Letter agreement dated August 18, 2006 between Harbor Global Company Ltd. and Calypso Management LLC

99.1	Press release dated August 18, 2006

*	Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006

HARBOR GLOBAL COMPANY LTD.

By: /s/ Stephen G. Kasnet

        Stephen G. Kasnet

        President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Amalgamation, dated as of August 18, 2006, by and among Harbor Global Company Ltd., Isvias Trading Limited and Namredips Ltd.*

2.2	Amalgamation Agreement, dated as of August 18, 2006, between Harbor Global Company Ltd. and Namredips Ltd.

10.1	Guarantee Agreement, dated as of August 18, 2006, by and between Harbor Global Company Ltd. and CIT Finance Investment bank

10.2	Letter agreement dated August 18, 2006 between Harbor Global Company Ltd. and Calypso Management LLC

99.1	Press release dated August 18, 2006

*	Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules and exhibits to the SEC upon request.